Exhibit 99.1

ATG Announces Strong Fourth-Quarter and Year-End 2005 Financial Results;
                  Grows Revenue 25% Year-over-Year;
                   Achieves Operating Margin of 13%

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Jan. 31, 2006--ATG (Art Technology Group, Inc., NASDAQ: ARTG), whose technology powers outstanding e-commerce sites and corresponding e-marketing and customer service solutions, today announced its financial results for the fourth quarter and year ended December 31, 2005.
    Total revenues for the fourth quarter of 2005 were $25.7 million, a 25 percent increase from $20.6 million for the fourth quarter of 2004 and a 13 percent sequential increase from $22.7 million for the third quarter of 2005. Full year 2005 total revenues were $90.6 million, a 31 percent increase from $69.2 million for the full year 2004.
    Net income for the fourth quarter of 2005, in accordance with accounting principles generally accepted in the United States (GAAP), was $3.2 million, or $0.03 per diluted share. For the fourth quarter of 2004, ATG reported a GAAP net loss of $3.6 million, or a loss of $0.04 per share. For the third quarter of 2005, ATG reported GAAP net income of $1.5 million, or $0.01 per diluted share. GAAP net income for the full year 2005 was $5.8 million, or $0.05 per diluted share. For the full year 2004, ATG reported a GAAP net loss of $9.5 million, or a loss of $0.12 per share.
    Cash, cash equivalents, and marketable securities as of December 31, 2005 increased $3.7 million to $33.6 million from $29.9 million as of September 30, 2005.
    "ATG capped a successful 2005 with an outstanding performance in the fourth quarter," said Bob Burke, ATG's president and chief executive officer. "We executed well amid a growing demand environment for commerce and customer service solutions. In fact, ATG posted its best performance in more than three years in the fourth quarter. We also generated early traction with our Wisdom-enabled Services Suite, which began shipping less than three months ago, and with our emerging Managed Services and On-Demand business."
    Julie Bradley, ATG's chief financial officer, noted, "ATG achieved several notable financial milestones in the fourth quarter. We posted double-digit sequential revenue growth, grew operating margin to 13 percent for the quarter, and achieved our full year objectives of profitability and positive free cash flow."

    Fourth-Quarter Highlights

    -- Generated business from new and repeat customers such as AOL Music Now, Fifth Third Bank, Finish Line, Hyatt Hotels,
        OfficeMax, Perry Ellis, Royal Mail, Volvo, and Walgreens.

    -- Helped several clients - including Best Buy, Cabela's, Intuit, RSA Security, and Sage Software - earn industry recognition for outstanding customer-centric operations. ATG software enabled these companies to provide their customers with exceptional commerce and service experiences, earning them Fast Company magazine's Customers First Awards or Service & Support Professionals Association STAR Awards for Service Excellence.

    -- Delivered a new release of its Wisdom-enabled Service Suite and earned the commitment of over a dozen of the company's best customers to this strategy. Several companies began deployments in Q4, including Fannie Mae, Mars, Inc., Symantec, and T-Mobile.

    -- Gained further traction with its emerging Managed Services and On-Demand offerings and posted sequential double digit gains for that part of ATG's business. 1-800-Flowers and Kodak are among the ATG customers that chose to deploy ATG On-Demand during the fourth quarter of 2005.

    Financial Guidance and Business Outlook

    "ATG is positioned to extend its fourth-quarter momentum into fiscal 2006 through our recognized industry leadership in commerce, marketing and service, as well as our ability to deliver solutions as applications or on demand," Burke concluded. "We are focused on generating double-digit growth at ATG while further enhancing our bottom line. We are encouraged by the market response to our On-Demand offerings and our Wisdom suite of applications. In the quarters ahead, we will continue to enhance our product set to further our competitive advantages."
    For 2006, the company expects to grow revenue to a range of $97 million to $105 million. In 2006, ATG will be required to begin expensing stock-based compensation in accordance with Financial Accounting Standards Board Statement No. 123R (123R). For 2006, ATG currently anticipates a $3 million to $4 million non-cash expense from the implementation of 123R. ATG anticipates GAAP net income for the year ending December 31, 2006 of $6 million to $9 million, including the impact of 123R.

    Conference Call Reminder

    ATG management will discuss the company's fourth-quarter and year-end 2005 financial results, recent highlights, and business outlook for 2006 on its quarterly conference call for investors at 10:00 a.m. ET today, January 31, 2006. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the "For Investors" section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (706) 643-3945 or (888) 349-5690. Please refer to conference ID # 3979815.

    Use of Non-GAAP Financial Measures

    ATG is providing non-GAAP financial measures as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Net income/(loss) (non-GAAP) and net income/(loss) per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions and the amortization of intangible assets. Management believes that these normalized non-GAAP financial measures better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Further, management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. The company uses the normalized non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
    In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure and reconciles the normalized non-GAAP financial metrics to the comparable GAAP measures.


(In Thousands, except per share data)
                             Three Months Ended         Year Ended
                         --------------------------- -----------------
                         December December September December December
                            31,      31,      30,       31,     31,
                           2005     2004     2005      2005    2004
                         -------- ------------------ -----------------

Net Income (Loss) (GAAP)  $3,178  $(3,561)  $1,510    $5,769  $(9,544)

Amortization of acquired
 intangibles                 580    1,023      580     2,320    1,023
Net Restructuring             62    3,570      (52)      885    3,570

                         -------- -------- --------  -------- --------
Net Income (non-GAAP)     $3,820   $1,032   $2,038    $8,974  $(4,951)
                         ======== ======== ========  ======== ========

Net income (non-GAAP)
 per share:
    Basic                  $0.03    $0.01    $0.02     $0.08   $(0.06)
    Diluted                $0.03    $0.01    $0.02     $0.08   $(0.06)

Shares used in per share
 calculations:
    Basic                110,221   96,548  109,625   109,446   79,252
    Diluted              113,049   97,716  110,987   111,345   79,252

    Please note that certain amounts reported in previous periods have been reclassified to conform to the current period presentation. Such reclassifications were not material.

    About ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) makes the software that the world's most customer-conscious companies use to create a more relevant and consistent customer experience, throughout the marketing, commerce, and service lifecycle, and across the Web, e-mail, call center, and mobile channels. Offering an alternative to the traditional silo-based approach to customer-facing applications, ATG Wisdom(TM) is the company's strategy for delivering a seamless, more compelling, and mutually valuable experience to each customer and segment. The company fulfills this strategy by providing fully integrated best-of-breed product suites installed on-premise or delivered on-demand. ATG's solutions power over 600 major brands, including A&E Networks, Airbus, American Airlines, American Eagle Outfitters, Best Buy, Boeing, Cingular Wireless, DirecTV, France Telecom, Friends Provident, Hewlett-Packard, Hotels.com, Hyatt Hotels, HSBC, InterContinental Hotels Group, Kingfisher, Louis Vuitton, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, Symantec, T-Mobile, Target, US Army, US Navy, Warner Music, and Wells Fargo. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit www.atg.com.

    (c) 2006 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks and ATG Wisdom is a trademark of Art
Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    This press release contains forward-looking statements about the company's estimated revenue and earnings as well as the estimated expense impact of adoption of SFAS 123R in fiscal 2006. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the risk of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission
(SEC), including the company's annual report on Form 10-K for the period ended December 31, 2005 and its quarterly report on Form 10-Q for the period ended September 30, 2005, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.


                      Art Technology Group, Inc.
                Condensed Consolidated Balance Sheets
                            (In Thousands)
                             (Unaudited)


                                          December 31,   December 31,
                                              2005           2004
                                         -------------- --------------

Assets
Current Assets:
Cash, cash equivalents and marketable
 securities                                    $33,569        $26,507
Accounts receivable, net                        21,459         24,430
Prepaid expenses and other current assets        1,130          1,694
                                         -------------- --------------
   Total current assets                         56,158         52,631

Property plant & equipment                       2,995          3,120
Marketable securities - long-term                    -          4,001
Intangible assets                                4,859          7,177
Other assets                                     1,406          3,416
Goodwill                                        27,347         27,458
                                         -------------- --------------
   Total long-term assets                       36,607         45,172
                                         -------------- --------------
   Total assets                                $92,765        $97,803
                                         ============== ==============

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                $2,719         $5,186
Accrued expenses & other                        13,359         13,156
Deferred revenue                                21,113         25,355
Accrued restructuring, short-term                3,012          6,095
Other current liabilities                          254            651
                                         -------------- --------------
   Total current liabilities                    40,457         50,443

Accrued restructuring, less current
 portion                                         2,085          5,063
Capital lease obligations, less current
 portion                                            63            112
                                         -------------- --------------
    Total long-term liabilities                  2,148          5,175

Stockholders' equity                            50,160         42,185
                                         -------------- --------------
   Total Liabilities and Stockholders'
    equity                                     $92,765        $97,803
                                         ============== ==============


                      Art Technology Group, Inc.
           Condensed Consolidated Statements of Operations
                (In Thousands, except per share data)
                             (Unaudited)

                                     Three Months     Twelve Months
                                         Ended             Ended
                                   December December December December
                                      31,      31,      31,      31,
                                     2005     2004     2005     2004
                                   -------- -------- -------- --------
Revenues:
   Product license                 $10,051   $7,461  $29,821  $23,345
   Services                         15,635   13,135   60,825   45,874
                                   -------- -------- -------- --------
      Total Revenues                25,686   20,596   90,646   69,219

Cost of Revenues:
   Product licenses                    403    1,029    1,816    2,206
   Services                          6,537    5,053   23,255   19,879
                                   -------- -------- -------- --------
      Total Cost of Revenues         6,940    6,082   25,071   22,085

                                   -------- -------- -------- --------
Gross Profit                        18,746   14,514   65,575   47,134
     Gross Profit %                     73%      70%      72%      68%

Operating Expenses:
   Research & development            4,373    4,253   17,843   16,209
   Sales & marketing                 8,304    8,406   30,034   29,602
   General & administrative          2,792    2,127   11,231    7,742
   Restructuring                        62    3,570      885    3,570
                                   -------- -------- -------- --------
      Total operating expenses      15,531   18,356   59,993   57,123

Income/(loss) from operations        3,215   (3,842)   5,582   (9,989)

   Interest and other income, net      (53)     203      219      395
                                   -------- -------- -------- --------

Income/(loss) before tax provision   3,162   (3,639)   5,801   (9,594)
   Provision (benefit) for income
    taxes                              (16)     (78)      32      (50)
                                   -------- -------- -------- --------

Net income/(loss)                   $3,178  $(3,561)  $5,769  $(9,544)
                                   ======== ======== ======== ========

Earnings / (loss) Per Share
    Basic                            $0.03   $(0.04)   $0.05   $(0.12)

    Diluted                          $0.03   $(0.04)   $0.05   $(0.12)

Shares Outstanding
    Basic                          110,221   96,548  109,446   79,252

    Diluted                        113,049   96,548  111,345   79,252

    CONTACT: ATG
             Julie Bradley, 617-386-1005
             cfo@atg.com
             or
             Jason Fredette, 617-542-5300
             jfredette@investorrelations.com